Exhibit 10.1

19505 Biscayne Blvd. ● Suite 2350 ● Aventura, FL 33180 ● legal@ascentpartnersllc.com

To:	VSEE HEALTH, INC.
Attention:	Imoigele Aisiku
Co-Chief Executive Officer
(iaisiku@idocvms.com)

October 20, 2025

Re: Amendment No. 2 to the Security Agreements and the Guaranties (“Amendment Agreement”)

Dear Imoigele Aisiku:

Reference is made to (1) the Note Purchase Agreement, dated as of October 20, 2025, (the “Note Purchase Agreement”) by and among VSee Health, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Company”), Ascent Partners Fund LLC, a Delaware limited liability company (“Ascent”) and the other purchasers from time to time party thereto and Ascent, as collateral agent for the Purchaser Parties, as defined therein (together with its successors and permitted assigns, the “Collateral Agent”); (2) the Senior Secured Promissory Note, due May 20, 2026, in the principal amount of $133,333.33 issued by the Company in favor of the other company parties thereto and Ascent (the “Note”), (3) the Security Agreements (as defined in the Note Purchase Agreement); and (4) the Guaranties (as defined in the Note Purchase Agreement).

Subject to the terms and conditions set forth herein, and effective as of the date hereof, the following Transaction Documents (as defined in the Note Purchase Agreement) are hereby amended as follows in consideration for Ascent entering into the Note Purchase Agreement with the Company and effecting the related transactions contemplated thereby:

Security Agreements

●	For the avoidance of doubt, the defined term “Secured Obligations” in each of the Security Agreements includes, without limitation, all “Obligations” under and as defined in the Note.

●	The defined term “Note” in each of the Security Agreements shall, in addition to the Notes expressly listed in such Security Agreements, include the Note (and therefore, capitalized terms defined therein by reference to the Notes shall also include any items included within the definition of such term under the Note).

●	For the avoidance of doubt, the defined term “Secured Obligations” in each Intellectual Property Agreement (each as defined in the Security Agreements) includes, without limitation, all “Obligations” under and as defined in the Note.

Guaranties

●	For the avoidance of doubt, the defined term “Guaranteed Obligations” in each Guaranty includes, without limitation, all “Obligations”, under and as defined in the Note.

●	The defined term “Note” in each of the Guaranties shall, in addition to the Notes expressly listed in such Security Agreements, include the Note (and therefore, capitalized terms defined therein by reference to the Notes shall also include any items included within the definition of such term under the Note).

Each of Dominion and Ascent consent to the Purchase Agreement, the Note, the Liens granted thereunder and hereby waive any “Default” or “Event of Default” that may arise solely because of the execution thereof and the execution of this Amendment under the Dominion Transaction Documents.

This Amendment Agreement shall be deemed a Transaction Document and a “Transaction Document” under and as defined in the Dominion Purchase Agreements, and is limited as written. As of the date first written above, each reference in each of the Security Agreements and Guaranties to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Transaction Documents to such Security Agreements and such Guaranties (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall refer to such Security Agreements and such Guaranties, as the case may be and as modified thereby, and the provisions in this Amendment Agreement amending such Security Agreements and such Guaranties shall be read together and construed as a single agreement with such Security Agreements and such Guaranties. The execution, delivery and effectiveness of this Amendment Agreement shall not, except as expressly provided herein, (A) waive or modify any “Default” or “Event of Default” (whether or not existing on the date hereof) under and as defined in, right, power or remedy under, or any other provision of, any Transaction Document (in each case, other than any failure to comply with any provision of a Transaction Document amended hereby that would not have been a failure if such Transaction Document had been amended as provided herein prior to the date hereof) or (B) commit or otherwise obligate the Holder or the Collateral Agent to enter into or consider entering into any other consent, waiver or modification of any Transaction Document or make any further purchases or other advances pursuant to any Transaction Documents. This Amendment Agreement does not constitute a novation of any Transaction Document.

Each Company Party hereby agrees that it continues to guaranty, jointly and severally, absolutely, unconditionally and irrevocably, pursuant to the Guaranties, as primary obligor and not merely as surety, the full and punctual payment when due of the Obligations of any other Company Party owing under the Transaction Documents, as modified hereby (subject to the limitations set forth in the Guaranties) and that the terms hereof shall not affect in any way its obligations and liabilities, as expressly modified hereby, under the Transaction Documents. Each Company Party hereby reaffirms (a) all of its obligations and liabilities under the Transaction Documents, as modified hereby, and agrees that such obligations and liabilities shall remain in full force and effect and (b) all Liens granted under the Transaction Documents, and agrees that such Liens shall continue to secure the Obligations (as such term is modified hereby).

In further consideration for the execution of this Amendment Agreement by the Holder and without limiting any rights or remedies the Holder or any of its Related Parties may have, each Company Party hereby releases each of the Holder and each of its Related Parties (each a “Releasee” and, collectively, the “Releasees”) against any and all claims and from any other Losses of any Company Party or any Subsidiary thereof, whether or not relating to any Transaction Document, any obligation or liability owing thereunder, any asset of any Company Party or any of their Subsidiaries or Affiliates, or any legal relationship that exists or may exist between any Releasee and any Company Party or any Subsidiary of any Company Party. Each Company Party, each for itself and for its Subsidiaries, acknowledges and agrees that it or its Subsidiaries may discover information later that could have affected materially their willingness to agree to the release in this paragraph and that neither such possibility, which it took into account when executing this amendment, nor such discovery, as to which it expressly assumes the risk, shall affect the effectiveness of the release in this paragraph, and waives the benefit of any legal requirement that may provide otherwise.

As a Transaction Document, this Amendment Agreement is subject to various interpretative and miscellaneous sections set forth in the Note Purchase Agreement and other Transaction Documents that apply expressly to all Transaction Documents, located principally Article VI (Miscellaneous) of the Note Purchase Agreement (but also, without limitation, in Section 5.9 (Indemnification) thereof), including Section 6.2 (Fees and Expenses) thereof (which provides, without limitation, reimbursement to the Holder Parties for fees, costs and expenses of negotiation, preparation, execution and signing of this amendment or otherwise relating to this amendment or the transactions contemplated herein) and Sections 6.3(a) (Entire Agreement), 6.3(b) (Amendments), 6.3(c) (Beneficiaries; Successors and Assigns), 6.3(d) (No Implied Waivers or Notice Rights), 6.3(e) (Counterparts), Section 6.3(f) (Electronic Signatures), 6.4 (Notices), 6.7 (Severability) and 6.15 (Interpretation) (containing various interpretative provisions and additional definitions) thereof. In addition, without limitation, (a) Section 6.6 (Governing Law; Courts) thereof provides that this amendment shall be governed by and construed in accordance with the laws of the State of Delaware and that Proceedings in respect hereto shall be brought exclusively in the Delaware state courts sitting in Wilmington, DE or the federal courts for the District of Delaware sitting in Wilmington, DE (subject to certain exceptions for enforcement Proceedings brought by the Collateral Agent or any Holder Party) and (b) in Section 6.16 (Waiver of Jury Trial and Certain Other Rights), the parties thereto (which include the parties hereto) thereby irrevocably and unconditionally waived, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly based upon or arising out of, under or in connection with, this amendment or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). The parties hereto hereby reaffirm all of these and all other provisions of the Transaction Documents applying to the Transaction Documents as applying to this Amendment Agreement, all of which are hereby incorporated herein by reference.

[Signature Pages Follow]

This Amendment Agreement may be executed in counterparts, which may be effectively transmitted by fax or e-mail (in each case return receipt requested and obtained) and which, together, shall constitute one and the same instrument.

Very truly yours,

ASCENT PARTNERS FUND LLC,
for itself, as Collateral Agent and as holder of certain of the Dominion Notes

By:
Name:
Title:

DOMINION CAPITAL LLC,
for itself and as “Collateral Agent” under the Dominion Transaction Documents

By:
Name:
Title:

Accepted and Agreed
As of the Date First Written Above:

VSEE HEALTH, INC.,
as Company and Grantor

By:
Name:	Imoigele Aisiku
Title:	Co-Chief Executive Officer

VSEE LAB, INC.,
as Grantor and Guarantor

By:
Name:	Milton Chen
Title:	Chief Executive Officer

IDOC VIRTUAL TELEHEALTH SOLUTIONS, INC.
as Grantor and Guarantor

By:
	Name:	Imoigele Aisiku
	Title:	Chief Executive Officer

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